Exhibit 2.03b
SUBORDINATED SECURITY AGREEMENT
(this “Security Agreement”)
Dated as of February 26, 2010
1. THE SUBORDINATED ASSIGNMENT. The undersigned Beacon Enterprise Solutions Group, Inc., a Nevada corporation (the “Debtor”), hereby grants a security interest in, and assigns and transfers to Gelt Funding, LLC, a Delaware limited liability company (the “Secured Party”) the following described property now owned or hereafter acquired by the Debtor (collectively, the “Collateral”):
(a) All accounts, contract rights, chattel paper, instruments, payment intangibles and general intangibles;
(b) All inventory, including all materials, work in process and finished goods.
(c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Debtor,
(d) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.
(e) All negotiable and nonnegotiable documents of title covering any Collateral.
(f) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.
(g) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.
(h) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”)
The foregoing security interest, assignment and transfer of the Collateral by the Debtor to the Secured Party is inferior and subordinate to perfected security interests, assignments and transfers which have been granted by the Debtor in the Collateral to secure payment of “Senior Debt” (hereafter defined) in existence on the date hereof. “Senior Debt” means (a) all obligations for borrowed money; and (b) all obligations evidenced by bonds, debentures, notes, or similar instruments. The Senior Debt shall exclude, and not include, the “Gelt Note” (hereafter defined).
2. THE INDEBTEDNESS. This security interest, assignment and transfer of the Collateral is made for the purpose of securing payment and performance of all “Indebtedness” (hereafter defined) of Debtor to Secured Party. “Indebtedness” means all loans and advances made by Secured Party to Debtor and all other obligations and liabilities of Debtor to Secured Party, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Secured Party by assignment or otherwise. The Indebtedness includes — but is not limited to — the obligations of Debtor to the Secured Party under the Promissory Note (the “Gelt Note”) dated as of February 25, 2010, in the original principal amount of $500,000.00, executed by Debtor payable to the order of Secured Party, including any amendments, renewals, extensions, restatements or replacements thereof.

3. DEBTOR’S COVENANTS. The Debtor represents, covenants and warrants that unless compliance is waived by the Secured Party in writing:
     (a) The Debtor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.
     (b) The Debtor’s chief executive office, and mailing address is specified on the signature page hereof. In addition, the Debtor is incorporated in the state specified on such signature page. The Debtor shall give the Secured Party at least thirty (30) days notice before changing its residence or its chief executive office or state of incorporation or organization. The Debtor will notify the Secured Party in writing prior to any change in the location of any Collateral, including the Books and Records.
     (c) The Debtor will notify the Secured Party in writing prior to any change in the Debtor’s name, identity or business structure.
     (d) Excluding perfected liens and security interests granted by the Debtor in the Collateral to secure Senior Debt, the Debtor has not granted and will not grant any security interest in any of the Collateral except to the Secured Party, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except such security interests to secure Senior Debt and the Secured Party.
     (e) The Debtor will promptly notify the Secured Party in writing of any event which affects the value of the Collateral, the ability of the Debtor or the Secured Party to dispose of the Collateral, or the rights and remedies of the Secured Party in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.
     (f) The Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to expenses of sales, and any costs to perfect the Secured Party’s security interest (collectively, the “Collateral Costs”). Without waiving the Debtor’s default for failure to make any such payment, the Secured Party at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Debtor agrees to reimburse the Secured Party on demand for any Collateral Costs so incurred.
     (g) Until the Secured Party exercises its rights to make collection, the Debtor will diligently collect all Collateral.
     (h) The Debtor will not sell, agree to sell or otherwise dispose of any Collateral except with the prior written consent of the Secured Party; provided, however, prior to the occurrence of a “Default” (hereafter defined), Debtor may, without the prior written consent of the Secured Party, sell or dispose of: (i) inventory in the ordinary course of Debtor’s business; (ii) sales or other dispositions of equipment in the ordinary course of business that are obsolete or no longer useable provided that Debtor replaces such equipment sold; and (iii) other dispositions of assets which individually and in the aggregate are immaterial to the Debtor’s ongoing business operations and financial condition.
4. ADDITIONAL OPTIONAL REQUIREMENTS. The Debtor agrees that the Secured Party may at its option at any time, whether or not a Default (hereafter defined) has occurred:
     (a) Require the Debtor to deliver to the Secured Party (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.
     (b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

     (c) Notify any account debtors, any buyers of the Collateral, or any other persons of the Secured Party’s interest in the Collateral.
Debtor hereby constitutes and appoints Secured Party its true, lawful and irrevocable attorney to demand, receive and enforce payments and to give receipts, releases, satisfactions for and to sue for all moneys payable to the Debtor and this may be done either in the name of the Debtor or in the name of Secured Party with the same force and effect as the Debtor could do if this Security Agreement had not been made. Any and all moneys or payments which may be received by the Debtor to which Secured Party is entitled under and by reason of this Security Agreement will be received by Debtor as trustee for the Secured Party, and will be immediately delivered in kind to Secured Party without commingling. Debtor hereby represents and warrants to Secured Party that the accounts or contract rights above assigned have not heretofore been alienated or assigned.
5. DEFAULTS. Anyone or more of the following shall be a default hereunder (individually, a “Default”, collectively, referred to herein as the “Defaults”):
     (a) The occurrence of any “Event of Default” under the terms of the Gelt Note.
     (b) The Debtor breaches any term, provision, warranty or representation under this Security Agreement, or under any other obligation of the Debtor to the Secured Party, and such breach remains uncured after any applicable cure period.
     (c) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.
6. SECURED PARTY’S REMEDIES AFTER DEFAULT. Upon the occurrence of any of the Defaults, Secured Party may do anyone or more of the following, to the extent permitted by law:
     (a) Declare any Indebtedness immediately due and payable, without notice or demand.
     (b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.
     (c) Require the Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Secured Party in kind.
     (d) Require the Debtor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Secured Party’s exclusive control.
     (e) Require the Debtor to assemble the Collateral, including the Books and Records, and make them available to the Secured Party at a place designated by the Secured Party.
     (f) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtor’s equipment, if the Secured Party deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.
     (g) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Debtor irrevocably authorizes the Secured Party to endorse or sign the Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.
     (h) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Debtor.

     (i) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.
     (j) Take such measures as the Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Debtor hereby irrevocably constitutes and appoints the Secured Party as the Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.
     (k) Without notice or demand to the Debtor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Secured Party or any of the Secured Party’s agents or affiliates to or for the credit of the account of the Debtor or any guarantor or endorser of the Debtor’s Indebtedness.
     (l) Exercise any other remedies available to the Secured Party at law or in equity.
7. MISCELLANEOUS.
     (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Secured Party to enforce any provision shall not preclude the Secured Party from enforcing any such provision thereafter.
     (b) The Debtor shall, at the request of the Secured Party, execute such other agreements, documents, instruments, or financing statements in connection with this Security Agreement as the Secured Party may reasonably deem necessary to reflect the agreements intended to be reflected herein and therein.
     (c) All notes, security agreements, subordination agreements and other documents executed by the Debtor or furnished to the Secured Party in connection with this Security Agreement must be in form and substance satisfactory to the Secured Party.
     (d) This Security Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky. In the event of a dispute involving this Security Agreement or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Palm Beach County, Florida.
     (e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
     (f) All terms not defined herein are used as set forth in the Uniform Commercial Code.
     (g) In the event of any action by the Secured Party to enforce this Security Agreement or to protect the security interest of the Secured Party in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtor agrees to pay immediately the costs and expenses thereof, together with reasonable attorneys’ fees and allocated costs for in-house legal services to the extent permitted by law.
     (h) In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

     (i) This Security Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Security Agreement, and if all transactions between the Secured Party and the Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.
     (j) The Secured Party’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Secured Party of any of the Indebtedness or the Collateral, the Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Secured Party shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Debtor.
     (k) This Security Agreement shall remain in full force and effect until its release and termination in writing by the Secured Party. Notice of this Agreement may be given at the option of the Secured Party.
8. Notice of Final Agreement. THIS SECURITY AGREEMENT, THE GELT NOTE AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Blank; Signature Page Follows]

SECURED PARTY: Gelt Funding, LLC
By:
Printed Name:
Title:

DEBTOR: Beacon Enterprise Solutions Group, Inc.
By:	/s/ Bruce Widener
	Printed Name:	Bruce Widener
Title: Chairman and Chief Executive Officer.

Debtor’s chief executive office
and mailing address:
1311 Herr Lane, Suite 205
Louisville, KY 40218
Debtor’s state of incorporation: Nevada
Signatures